UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 4, 2026

CYBER APP SOLUTIONS CORP.
(Exact name of registrant as specified in its charter)

Nevada                       001-41946              98-1585090
(State or other              (Commission File      (IRS Employer
 jurisdiction of              Number)               Identification No.)
 incorporation)

2000 Bering Drive
Suite 875
Houston, Texas 77057
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: 713-400-2987

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the
    Exchange Act
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Securities registered pursuant to Section 12(b) of the Act:

Title of each class      Trading Symbol(s)     Name of exchange on which
                                                  registered
Common Stock,            CYRB                  OTC Expert Market
par value $0.001
per share

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to
Section 13(a) of the Exchange Act. [ ]

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 4, 2026, Douglas P. Heller notified the Board of Directors (the "Board") of Cyber App Solutions Corp. (the "Company") of his resignation as a member of the Board, effective immediately. The resignation of Mr. Heller was not the result of any disagreement with the Company on any matter relating to the Company's operations, policies, or practices. The Company thanks Mr. Heller for his service and contributions to the Board.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CYBER APP SOLUTIONS CORP.

Date: February 5, 2026

By: /s/ Steven Looper
Steven Looper
Chief Executive Officer and President